Exhibit 4.01

SOUTHERN CALIFORNIA WATER COMPANY

AND

CHEMICAL TRUST COMPANY OF CALIFORNIA

TRUSTEE

INDENTURE

Dated as of September 1, 1993

DEBT SECURITIES

PARTIAL CROSS-REFERENCE TABLE

Indenture Section	TIA Section

2.04	317(b)
2.05	312(a)
2.10	316(a)
(last sentence)

4.04	314(a)(4)
4.05	314(a)(1)

6.04	316(a)(1)(B)
6.05	316(a)(1)(A)
6.07	317(a)(1)

7.04	315(b)
7.05	313(a)
7.05	313(d)
7.07	310(a), 310(b)
7.10	310(b)(1)

8.02	310(a), 310(b)

9.04	316(c)

10.01	318(a)
10.02	313(c)
10.03	314(c)(1)
314(c)(2)
10.04	314(e)

i

Article	Section	Heading	Page

	Exhibit B: A Form of Assignment		29

INDENTURE dated as of  September 1, 1993 between SOUTHERN CALIFORNIA WATER COMPANY, a California corporation (“Company”), and CHEMICAL TRUST COMPANY OF CALIFORNIA, a California corporation, as trustee (“Trustee”).

Each party agrees as follows for the benefit of the Holders of the Company’s debt securities issued under this Indenture:

ARTICLE 1 - DEFINITIONS

SECTION 1.01.                    Definitions.

“Affiliate” means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company (other than any trust or other entity subject to the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute).

“Agent” means any Registrar, Transfer Agent or Paying Agent with respect to the Securities.

“Board” means the Board of Directors of the Company or any authorized committee of the Board.

“Company” means the party named as such above until a successor replaces it and thereafter means the successor.

“Default” means any event which is, or after notice or passage of time would be, an Event of Default.

“Discounted Security” means a Security where the amount of principal due upon acceleration is less than the stated principal amount.

“Holder” or “Securityholder” means the person in whose name a Security is registered as to principal and interest by the Registrar.

“Indenture” means this Indenture and any Securities Resolution as amended or supplemented from time to time.

“Officer” means the Chairman, the President, the Chief Financial Officer, any Executive Vice-President, any Senior Vice-President, any Vice-President, the Treasurer, the Secretary, any Assistant Treasurer, or any Assistant Secretary of the Company.

“Officers’ Certificates” means a certificate signed by two Officers or by an Officer.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee.  The counsel may be an employee of or counsel to the Company or the Trustee.

“principal” of a debt security means the principal of the security plus the premium, if and when applicable, on the security.

“SEC” means the Securities and Exchange Commission.

“Securities” means the debt securities issued under this Indenture.

“Securities Resolution” means a resolution authorizing a series of Securities adopted by the Board.

“series” means a series of Securities or the Securities of the series.

“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code § 77aaa-77bbbb) as in effect on the date shown above.

“Trustee” means the party named as such above until a successor replaces it and thereafter means the successor.

“Trustee Officer” means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

“United States” means the United States of America, its territories and possessions and other areas subject to its jurisdiction.

SECTION 1.02.                    Other Definitions.

Term	Defined in Section
“Bankruptcy Law”	6.01
“Custodian”	6.01
“Event of Default”	6.01
“Legal Holiday”	10.06
“Lien”	4.01
“Paying Agent”	2.03
“Registrar”	2.03
“Subsidiary”	4.01
“Transfer Agent”	2.03
“U.S. Government Obligations”	8.02
“Voting Stock”	4.01
“Yield to Maturity”	4.01

SECTION 1.03.                                                           Rules of Construction.

Unless the context otherwise requires:

(1)                                  a term has the meaning assigned to it;

(2)                                  an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in the United States;

(3)                                  generally accepted accounting principles are those applicable from time to time;

(4)                                  all terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have meanings assigned to them by such definitions;

(5)                                  “or” is not exclusive; and

(6)                                  words in the singular include the plural, and in the plural include the singular.

ARTICLE 2 - THE SECURITIES

SECTION 2.01.                                                           Issuable in Series.

The aggregate principal amount of Securities that may be issued under this Indenture is unlimited.  The Securities may be issued from time to time in one or more series.  Each series shall be created by a Securities Resolution or a supplemental indenture that establishes the terms of the series, which may include the following:

(1)                                  the title of the series;

(2)                                  the aggregate principal amount of the series;

(3)                                  the interest rate or rates, if any, or method of calculating the interest rate or rates;

(4)                                  the date from which interest will accrue;

(5)                                  the record dates for interest payable on Securities;

(6)                                  the dates when principal and interest are payable;

(7)                                  the manner of paying principal and interest;

(8)                                  the places where principal and interest are payable;

(9)                                  the Registrar, Transfer Agent and Paying Agent;

(10)                            the terms of any mandatory or optional redemption by the Company;

(11)                            the denominations in which Securities are issuable;

(12)                            whether and upon what terms Securities may be exchanged;

(13)                            whether any Securities will be represented by a Security in global form and the terms of any global Security;

(14)                            if amounts of principal or interest may be determined by reference to an index, formula or other method, the manner for determining such amounts;

(15)                            provisions for electronic issuance of Securities or for Securities in uncertificated form;

(16)                            the amount or portion of principal payable upon acceleration of a Discounted Security;

(17)                            any Events of Default or covenants in addition to or in lieu of those set forth in this Indenture;

(18)                            whether and upon what terms Securities may be defeased;

(19)                            the form of the Securities, which may be in the form of Exhibit A;

(20)                            any terms that may be required by or advisable under U.S. or other applicable laws; and

(21)                            any other terms not inconsistent with this Indenture.

All Securities of one series need not be issued at the same time and, unless otherwise provided in the

Securities Resolution or supplemental indenture for such series, a series may be reopened for issuances of additional Securities of such series.

SECTION 2.02.                                                       Execution and Authentication.

Two Officers shall sign the Securities by manual or facsimile signature.  The Company’s seal shall be reproduced on the Securities.

If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated or delivered, the Security shall nevertheless be valid.

A Security shall not be valid until the Security is authenticated by the manual signature of the Registrar.  The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

Each Security shall be dated the date of its authentication.

Securities may have notations, legends or endorsements required by law, stock exchange rule, agreement or usage.

In the event Securities are issued in electronic or other uncertificated form, such Securities may be validly issued without the signatures or seal contemplated by this Section 2.02.

SECTION 2.03.                                                       Securities Agents.

The Company shall maintain an office or agency where Securities may be authenticated (“Registrar”), where Securities may be presented for registration of transfer or for exchange (“Transfer Agent”) and where Securities may be presented for payment (“Paying Agent”).  Whenever the Company must issue or deliver Securities pursuant to this Indenture, the Registrar shall authenticate the Securities at the Company’s request contained in an Officer’s Certificate delivered to the Registrar.  The Transfer Agent shall keep a register of the Securities and of their transfer and exchange.

The Company may appoint more than one Registrar, Transfer Agent or Paying Agent for a series.  The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture.  If the Company fails to maintain a Registrar, Transfer Agent or Paying Agent for a series, the Trustee shall act as such.

SECTION 2.04.                                                       Paying Agent to Hold Money in Trust.

The Company shall require each Paying Agent for a series other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the persons entitled thereto all money held by the Paying Agent for the payment of principal of or interest on the series, and will notify the Trustee of any default by the Company in making any such payment.

While any such default continues, the Trustee may require a Paying Agent to pay all money so held by it to the Trustee.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee upon delivery to the Paying Agent of an Officer’s Certificate so stating.  Upon payment over to the Trustee of all money held by it in trust, the Paying Agent shall have no further liability for the money.

If the Company or an Affiliate acts as Paying Agent for a series, it shall segregate and hold as a separate trust fund all money held by it as Paying Agent for the series.

SECTION 2.05.                                                       Securityholder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders.  If the Trustee is not the Transfer Agent, the Company shall furnish, or cause the Registrar to furnish, to the Trustee semiannually and at such other times as the Trustee may reasonably request a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

SECTION 2.06.                                                       Transfer and Exchange.

Where Securities of a series are presented to the Transfer Agent with a request to register a transfer or to exchange them for an equal principal amount of Securities of other denominations of the series, the Transfer Agent shall register the transfer or make the exchange if its requirements for such transactions are met.  The Transfer Agent need not exchange or register the transfer of any Security or portion of a Security selected for redemption.  Also, it need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed.

The Transfer Agent may require a Holder to pay a sum sufficient to cover any taxes imposed on a transfer or exchange.

SECTION 2.07.                                                       Replacement Securities.

If the Holder of a Security claims that it has been lost, destroyed or wrongfully taken, then, in the absence of notice to the Company or the Trustee that the Security has been acquired by a bona fide purchaser, the Company shall issue a replacement Security if the Company and the Trustee receive:

(1)                                  evidence satisfactory to them of the loss, destruction or taking;

(2)                                  an indemnity bond satisfactory to them; and

(3)                                  payment of a sum sufficient to cover their expenses and any taxes for replacing the Security.

Every replacement Security is an additional obligation of the Company.

SECTION 2.08.                                                       Outstanding Securities.

The Securities outstanding at any time are all the Securities authenticated by the Registrar except for those cancelled by it, those delivered to it for cancellation, and those described in this Section as not outstanding.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

If Securities are considered paid under Section 4.02, they cease to be outstanding and interest on them ceases to accrue.

A Security does not cease to be outstanding because the Company or an Affiliate holds the Security.

SECTION 2.09.                                                       Discounted Securities.

In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, the principal amount of a Discounted Security shall be the amount of principal that would be due as of the date of such determination if payment of the Security were accelerated on that date.

SECTION 2.10.                                                       Treasury Securities.

In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or an Affiliate shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded.

SECTION 2.11.                                                       Global Securities.

If the Securities Resolution or supplemental indenture so provides, the Company may issue some or all of the Securities of a series in temporary or permanent global form.  A global Security may be in registered form, in bearer form with or without coupons or in uncertificated form.  A global Security shall represent that amount of Securities of a series as specified in the global Security or as endorsed thereon from time to time.  At the Company’s request, the Registrar shall endorse a global Security to reflect the amount of any increase or decrease in the Securities represented thereby.

The Company may issue a global Security only to a depository designated by the Company.  A depository may transfer a global Security only as a whole to its nominee or to a successor depository.

The Securities Resolution or supplemental indenture may establish, among other things, the manner of paying principal and interest on a global Security and whether and upon what terms a beneficial owner of an interest in a global Security may exchange such interest for definitive Securities.

The Company, an Affiliate, the Trustee and any Agent shall not be responsible for any acts or omissions of a depository, for any depository records of beneficial ownership interests or for any transactions between the depository and beneficial owners.

SECTION 2.12.                                                       Temporary Securities.

Until definitive Securities of a series are ready for delivery, the Company may use temporary Securities.  Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities.  Temporary Securities may be in global form.  Without unreasonable delay, the Company shall deliver definitive Securities in exchange for temporary Securities.  Until so exchanged, the temporary Securities are entitled to the same benefits under this Indenture as definitive Securities.

SECTION 2.13.                                                       Cancellation.

The Company at any time may deliver Securities to the Registrar for cancellation.  The Transfer Agent and the Paying Agent shall forward to the Registrar any Securities surrendered to them for payment, exchange or registration of transfer.  The Registrar shall cancel all Securities surrendered for payment, registration of transfer, exchange or cancellation which have been received by it.  The Registrar shall destroy cancelled Securities unless the Company otherwise directs.

Unless the Securities Resolution or supplemental indenture otherwise provides, the Company may not issue new Securities to replace Securities that the Company has paid or that the Company has delivered to the Registrar for cancellation.

SECTION 2.14.                                                       Defaulted Interest

If the Company defaults in a payment of interest on Securities, it need not pay the defaulted interest to Holders on the regular record date.  The Company may fix a special record date for determining Holders entitled to receive defaulted interest or the Company may pay defaulted interest in any other lawful manner.

ARTICLE 3 - REDEMPTION

SECTION 3.01.                                                       Notices to Trustee.

Securities of a series that are redeemable before maturity shall be redeemable in accordance with their terms and, unless the Securities Resolution or supplemental indenture otherwise provides, in accordance with this Article.

In the case of redemption by the Company, the Company shall notify the Trustee and the Transfer Agent of the redemption date and the principal amount of Securities to be redeemed.  The Company shall notify the Trustee and Transfer Agent at least 45 days before the redemption date unless a shorter notice is satisfactory to the Trustee.

If the Company is required to redeem Securities, it may reduce the principal amount of Securities required to be redeemed to the extent it is permitted a credit by the terms of the Securities and it notifies the Trustee of the amount of the credit and the basis for it.  If the reduction is based on a credit for acquired or redeemed Securities that the Company has not previously delivered to the Registrar for cancellation, the Company shall deliver the Securities at the same time as the notice.

SECTION 3.02.                                                       Selection of Securities to Be Redeemed.

If less than all the Securities of a series are to be redeemed, the Trustee shall select the Securities to be redeemed by a method the Trustee considers fair and appropriate, which shall reflect any method required by applicable law or stock exchange regulations.  The Trustee shall make the selection from the outstanding Securities of the series not previously called for redemption.  The Trustee may select for redemption portions of the principal of Securities having denominations larger than the minimum denomination for the series.  Securities and portions thereof selected for redemption shall be in amounts equal to the minimum denomination for the series or an integral multiple thereof.  Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.  At least 20 days before a redemption date, the Trustee shall notify the Company, the Registrar, the Transfer Agent and each Paying Agent of the Securities to be redeemed and, if a Security is to be redeemed only in part, the principal amount thereof so to be redeemed.

SECTION 3.03.                                                       Notice of Redemption.

At least 20 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption by first-class mail to each Holder whose Securities are to be redeemed.

A notice shall identify the Securities of the series to be redeemed and shall state:

(1)                                  the redemption date;

(2)                                  the redemption price;

(3)                                  the name and address of the Paying Agent;

(4)                                  that Securities called for redemption, in whole or in part, must be surrendered to the Paying Agent to collect the redemption price; and

(5)                                  that interest on Securities, or portions thereof, called for redemption ceases to accrue on and after the redemption date.

At the Company’s written request, the Trustee shall give the notice of redemption in the Company’s name and at its expense.

SECTION 3.04.                                                       Effect of Notice of Redemption.

Once notice of redemption is given, Securities called for redemption become due and payable on the redemption date at the redemption price stated in the notice.

SECTION 3.05.                                                       Payment of Redemption Price.

On or before the redemption date, the Company shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest, if any, on all Securities to be redeemed on that date.

When the Holder of a Security surrenders it for redemption in accordance with the redemption notice, the Company shall pay, or cause the Paying Agent to pay, to the Holder on the redemption date the redemption price and accrued interest, if any, to such date, except that the Company will pay any such interest (except defaulted interest) to Holders on the record date (as such term is defined in the applicable Securities

Resolution) if the redemption date occurs on an interest payment date (as such term is defined in the applicable Securities Resolution).

SECTION 3.06.                                                       Securities Redeemed in Part.

Upon surrender of a Security that is redeemed in part, the Company shall deliver or cause the Transfer Agent to deliver to the Holder a new Security of the same series equal in principal amount to the unredeemed principal amount of the Security surrendered.

ARTICLE 4 - COVENANTS

SECTION 4.01.                                                       Certain Definitions.

“Lien” means any mortgage, pledge, security interest or lien.

“Subsidiary” means a corporation a majority of whose Voting Stock is owned by the Company or a Subsidiary.

“Voting Stock” means capital stock having voting power under ordinary circumstances to elect directors.

“Yield to Maturity” means the yield to maturity on a Discounted Security at the time of its issuance or at the most recent determination of interest on the Discounted Security.

SECTION 4.02.                                                       Payment of Securities.

The Company shall pay the principal of and interest on a series in accordance with the terms of the Securities for the series and this Indenture.  Principal and interest on a series shall be considered paid on the date due if the Paying Agent for the series holds on that date money sufficient to pay all principal and interest then due on the series.

SECTION 4.03.                                                       Overdue Interest.

Unless the Securities Resolution or supplemental indenture otherwise provides, the Company shall pay interest on overdue principal of a Security of a series at the rate (or Yield to Maturity in the case of a Discounted Security) borne by the series; it shall pay interest on overdue installments of interest at the same rate or Yield to Maturity to the extent lawful.

SECTION 4.04.                                                       No Lien Created, etc.

This indenture and the Securities do not create a Lien, charge or encumbrance on any property of the Company or any Subsidiary.

SECTION 4.05.                                                       Compliance Certificate.

The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, a brief certificate signed on its behalf by the principal executive officer, principal financial officer or principal accounting officer of the Company, as to the signer’s knowledge of the Company’s compliance with all conditions and covenants under this Indenture as of the end of such fiscal year (determined without regard to any period of grace or requirement of notice provided herein).

Any other obligor on the Securities also shall deliver to the Trustee such a certificate similarly signed as to its compliance with this Indenture within 120 days after the end of each of its fiscal years.

SECTION 4.06.                                                       SEC Reports.

The Company shall file with the Trustee, within 15 days after the Company is required to file the same with the SEC, copies of the annual reports and of the information, documents, and other reports (or such portions of the foregoing as the SEC may prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Any other obligor on the Securities shall do likewise as to the above items which it is required to file with the SEC pursuant to those Sections.

ARTICLE 5 - SUCCESSORS

SECTION 5.01.                                                       When Company May Merge, etc.

The Company shall not consolidate with or merge into, or transfer all or substantially all of its assets to, any person unless:

(1)                                  the person is organized under the laws of the United States or a State thereof;

(2)                                  the person assumes by supplemental indenture all the obligations of the Company under this Indenture and the Securities; and

(3)                                  immediately after the transaction no Default exists.

The successor shall be substituted for the Company, and thereafter all obligations of the Company under this Indenture and the Securities shall terminate.

ARTICLE 6 - DEFAULTS AND REMEDIES

SECTION 6.01.                                                       Events of Default.

An “Event of Default” on a series occurs if:

(1)                                  the Company defaults in any payment of interest on any Securities of the series when the same becomes due and payable and the Default continues for a period of 60 days;

(2)                                  the Company defaults in the payment of the principal of any Securities of the series when the same becomes due and payable at maturity or upon redemption, acceleration or otherwise and the Default continues for a period of three business days;

(3)                                  the Company defaults in the payment or satisfaction of any sinking fund obligation with respect to any Securities of a series as required by the Securities Resolution or supplemental indenture establishing such series and the Default continues for a period of three business days;

(4)                                  the Company defaults in the performance of any of its other agreements applicable to the series and the Default continues for 90 days after the notice specified below;

(5)                                  the Company pursuant to or within the meaning of any Bankruptcy Law:

(A)                              commences a voluntary case,

(B)                                consents to the entry of an order for relief against it in an involuntary case,

(C)                                consents to the appointment of a Custodian for it or for all or substantially all of its property, or

(D)                               makes a general assignment for the benefit of its creditors;

(6)                                  a court of competent jurisdiction enters an order of decree under any Bankruptcy Law that:

(A)                              is for relief against the Company in an involuntary case,

(B)                                appoints a Custodian for the Company or for all or substantially all of its property, or

(C)                                orders the liquidation of the Company;

and the order or decree remains unstayed and in effect for 60 days; or

(7)                                  any other Event of Default provided for in the series occurs.

The term “Bankruptcy Law” means Title 11, U. S. Code or any similar Federal or State law for the relief of debtors.  The term “Custodian” means any receiver, trustee, assignee, liquidator or a similar official under any Bankruptcy Law.

A Default under clause (4) is not an Event of Default until the Trustee or the Holders of at least 33-1/3% in principal amount of the series notify the Company of the Default and the Company does not cure the Default within the time specified after receipt of the notice.  The notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.”  If Holders notify the Company of a Default, they shall notify the Trustee at the same time.

A Default on any series of Securities shall not constitute a Default on any other series unless so provided in such other series.

SECTION 6.02.                                                       Acceleration.

If an Event of Default occurs and is continuing on a series, the Trustee by notice to the Company, or the Holders of at least 33-1/3% in principal amount of the series by notice to the Company and the Trustee, may declare the principal of and accrued interest on all the Securities of the series to be due and payable immediately.  Discounted Securities may provide that the amount of principal due upon acceleration is less than the stated principal amount.

The Holders of a majority in principal amount of the series by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default on the series have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

SECTION 6.03.                                                       Other Remedies.

If an Event of Default occurs and is continuing on a series, the Trustee may pursue any available remedy to collect principal or interest then due on the series, to enforce the performance of any provision applicable to the series, or otherwise to protect the rights of the Trustee and Holders of the series.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

SECTION 6.04.                                                       Waiver of Past Defaults.

Unless the Securities Resolution or supplemental indenture otherwise provides, the Holders of a majority in principal amount of a series by notice to the Trustee may waive an existing Default or Event of Default on the series and its consequences except:

(1)                                  an Event of Default under clauses (1), (2) or (3) of Section 6.01, or

(2)                                  a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected.

SECTION 6.05.                                                       Control by Majority.

The Holders of a majority in principal amount of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred on the Trustee, with respect to the series.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture.

SECTION 6.06.                                                       Limitation on Suits.

A Securityholder of a series may pursue a remedy with respect to the series only if:

(1)                                  the Holder gives to the Trustee notice of a continuing Event of Default on the series;

(2)                                  the Holders of at least 33-1/3% in principal amount of the series make a request to the Trustee to pursue the remedy;

(3)                                  such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(4)                                  the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5)                                  during such 60-day period the Holders of a majority in principal amount of the series do not give the Trustee a direction inconsistent with such request.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or obtain a preference or priority over another Securityholder.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal and (except as contemplated by Section 2.14) interest on such Security on the respective stated maturities expressed in such Security and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of the Holder.

SECTION 6.07.                                                       Collection Suit by Trustee.

If an Event of Default in payment of interest, principal or sinking fund payment specified in Section 6.01(1), (2) or (3) occurs and is continuing on a series, the Trustee may recover judgment in it own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid on the series.

SECTION 6.08.                                                       Priorities.

If the Trustee collects any money for a series pursuant to this Article, it shall pay out the money in the following order:

First:  to the Trustee for amounts due under Section 7.06;

Second:  to Securityholders of the series for amounts due and unpaid for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable for principal and interest, respectively; and

Third:  to the Company.

The Trustee may fix a payment date for any payment to Securityholders.

ARTICLE 7 - TRUSTEE

SECTION 7.01.                                                       Rights of Trustee.

(1)                                  The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person.  The Trustee need not investigate any fact or matter stated in the document.

(2)                                  Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Certificate or Opinion.

(3)                                  The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care, unless such Agent is affiliated with the Trustee.

(4)                                  The Trustee shall not be liable for any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(5)                                  The Trustee may refuse to perform any duty or exercise any right or power which reasonably believes may expose it to any loss, liability or expense unless it receives indemnity satisfactory to it against such loss, liability or expense.

(6)                                  The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(7)                                  The Trustee shall have no duty with respect to a Default unless it has actual knowledge of the Default.

(8)                                  The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized and within its powers.

(9)                                  Any Agent shall have the same rights and be protected to the same extent as if it were Trustee.

(10)                            The right of the Trustee to perform any discretionary act specified in or contemplated by this Indenture shall not be construed as a duty.

(11)                            The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights and powers.

(12)                            The Trustee may consult with counsel (who may be counsel for the Company or for the Holders), and with other experts, and the written advice or opinion of such counsel or other experts shall be full and complete authorization and protection in respect of any action taken, suffered, or omitted by it hereunder in good faith and in reliance thereon.

(13)                            Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a written order signed in the name of the Company by any Officer of the Company and delivered to the Trustee or by resolution duly adopted by the Board.

(14)                            Whether or not therein expressly provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

(15)                            Except during the continuance of an Event of Default, the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

SECTION 7.02.                                                       Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee.  Any Agent may do the same with like rights.

SECTION 7.03.                                                       Trustee’s Disclaimer.

The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities; it shall not be accountable for the Company’s use of the proceeds from the Securities; it shall not be responsible for any statement in the Securities; it shall not be responsible for any overissue; it shall not be responsible for determining whether the form and terms of any Securities were established in conformity with this Indenture; and it shall not be responsible for determining whether any Securities were issued in accordance with this Indenture.

SECTION 7.04.                                                       Notice of Defaults.

If a default occurs and is continuing on a series and if it is actually known to the Trustee, the Trustee shall mail a notice of the Default within 90 days after it occurs to Holders of Securities of the series.  Except in the case of a Default in payment on a series, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of Holders of the series.

SECTION 7.05.                                                       Reports by Trustee to Holders.

Any report required by TIA § 313(a) to be mailed to Securityholders shall be mailed by the Trustee on or before June 30 of each year.

A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange on which any Securities are listed.  The Company shall notify the Trustee when any Securities are listed on a stock exchange.  The Trustee shall send a copy of each such report to the Company.

SECTION 7.06.                                                       Compensation and Indemnity.

The Company shall pay to the Trustee from time to time reasonable compensation for its services.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it in connection with this Indenture.  Such expenses shall include the reasonable compensation and expenses of the Trustee’s agents and counsel.

The Company shall indemnify the Trustee and each of the Trustee’s director, officers, employees, agents, successors and assigns against any loss or liability incurred in connection with the exercise or performance of the powers or duties as Trustee, Registrar, Transfer Agent and Paying Agent.  The Trustee shall notify the Company promptly of any claim for which it may seek indemnity.  The Company shall defend the claim and the Trustee shall cooperate in the defense.  The Trustee may have separate counsel, reasonably acceptable to the Company, and the Company shall pay the reasonable fees and expenses of such counsel.

The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or willful misconduct.

To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal or interest on particular securities.  Such lien shall survive the removal or resignation of the Trustee for such period as any amount shall remain due and payable to the Trustee (including any successor Trustee).

SECTION 7.07.                                                       Replacement of Trustee.

A resignation of removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

The Trustee may resign by so notifying the Company.  The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee with the Company’s consent.

The Company may remove the Trustee if:

(1)                                  the Trustee fails to comply with TIA § 310(a) or § 310(b) or with Section 7.09;

(2)                                  the Trustee is adjudged a bankrupt or an insolvent;

(3)                                  a Custodian or other public officer takes charge of the Trustee or its property;

(4)                                  the Trustee becomes incapable of acting; or

(5)                                  an event of the kind described in Section 6.01(5) or (6) occurs with respect to the Trustee.

The Company also may remove the Trustee with or without cause if the Company so notifies the Trustee 30 days in advance and if no Default occurs during the 30-day period.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with TIA § 310(a) or § 310(b) or with Section 7.09, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.06.

SECTION 7.08.                                                       Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, and the successor corporation without any further act shall be the successor Trustee.

SECTION 7.09.                                                       Trustee’s Capital and Surplus.

The Trustee at all times shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published report of condition; provided, however, that the initial Trustee hereunder shall have a combined capital and surplus of at least $10,000,000 and shall be a wholly owned subsidiary of a bank with combined capital and surplus of at least $50,000,000.

ARTICLE 8 - DISCHARGE OF INDENTURE

SECTION 8.01.                                                       Defeasance.

Securities of a series may be defeased in accordance with their terms and, unless the Securities Resolution or supplemental indenture otherwise provides, in accordance with this Article.

The Company at any time may terminate as to a series all of its obligations under this Indenture, the Securities of a series and any related coupons (“legal defeasance option”).  The Company at any time may terminate as to a series its obligations, if any, under any restrictive covenants which may be applicable to a particular series (“covenant defeasance option”).  However, in the case of the legal defeasance option, the Company’s obligation in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 7.06, 7.07 and 8.04 shall survive until the Securities of the series are no longer outstanding; thereafter the Company’s obligations in Section 7.06 shall survive.

The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.  If the Company exercises its legal defeasance option, a series may not be accelerated because of an Event of Default.  If the Company exercises its covenant defeasance option, a series may not be accelerated by reference to any restrictive covenants which may be applicable to a particular series so defeased under the term of the series.

The Trustee upon request shall acknowledge in writing the discharge of those obligations that the Company terminates.

SECTION 8.02.                                                       Conditions to Defeasance.

The Company may exercise as to a series its legal defeasance option or its covenant defeasance option if:

(1)                                  the Company irrevocably deposits in trust with the Trustee or another trustee money or U.S. Government Obligations;

(2)                                  the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due on the deposited U.S. Government Obligations without reinvestment plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities of the series to maturity or redemption, as the case may be:

(3)                                  immediately after the deposit no Default exists;

(4)                                  the deposit does not constitute a default under any other agreement binding the Company;

(5)                                  the deposit does not cause the Trustee to have a conflicting interest under TIA § 310(a) or § 310(b) as to another series;

(6)                                  the Company delivers to the Trustee an Opinion of Counsel to the effect that Holders of the series will not recognize income, gain or loss for Federal income tax purposes as a result of the defeasance; and

(7)                                  91 days pass after the deposit is made and during the 91-day period no Default specified in Section 6.01(4) or (5) occurs that is continuing at the end of the period.

Before or after a deposit the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

“U.S. Government Obligations” means direct obligations of the United States which have full faith and credit of the United States pledged for payment and which are not callable at the issuer’s option, or certificates representing an ownership interest in such obligations.

SECTION 8.03.                                                       Application of Trust Money.

The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.02.  It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal and interest on Securities of the defeased series.

SECTION 8.04.                                                       Repayment to Company.

The Trustee and the Paying Agent shall promptly turn over to the Company upon written request any money or securities held by them at any time in excess of amounts required under the terms of the Securities Resolution to be held by them.

The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for one year.  After payment to the Company, Securityholders entitled to the money must look to the Company for payment as unsecured general creditors unless an abandoned property or similar law designates another person.

ARTICLE 9 - AMENDMENTS

SECTION 9.01.                                                       Without Consent of Holders.

The Company and the Trustee may amend this Indenture and the Securities without the consent of any Securityholder:

(1)                                  to cure any ambiguity, omission, defect or inconsistency;

(2)                                  to comply with Article 5;

(3)                                  to provide that specific provisions of this Indenture shall not apply to a series not previously issued;

(4)                                  to create a series and establish its terms;

(5)                                  to provide for a separate Trustee for one or more series; or

(6)                                  to make any change that does not materially adversely affect the rights of any Securityholder under this Indenture or the Securities.

SECTION 9.02.                                                       With Consent of Holders.

Unless the Securities Resolution otherwise provides, the Company and the Trustee may amend this Indenture and the Securities with the written consent of the Holders of a majority in principal amount of the Securities of all series affected by the amendment voting as one class.  However, without the consent of each Securityholder affected, an amendment under this Section may not:

(1)                                  reduce the amount of Securities whose Holders must consent to an amendment;

(2)                                  reduce the interest on or change the time for payment of interest on any Security;

(3)                                  change the dates on which principal and interest on any Security are payable;

(4)                                  change the times at which principal or sinking fund payments are payable pursuant to, or the amounts of principal or sinking fund payments subject to, provisions, if any, relating to mandatory redemption;

(5)                                  reduce the principal of any non-Discounted Security or reduce the amount of principal of any Discounted Security that would be due upon an acceleration thereof; or

(6)                                  make any change in Section 6.04 or 9.02, except to increase the amount of Securities whose Holders must consent to an amendment or waiver or to provide that other provisions of this Indenture cannot be amended or waived without the consent of each Securityholder affected thereby.

An amendment applicable solely to one or more series, or a provision included solely for the benefit of one or more series, does not affect Securityholders of any other series.

Securityholders need not consent to the exact text of a proposed amendment or waiver; it is sufficient if they consent to the substance thereof.

SECTION 9.03.                                                       Compliance with Trust Indenture Act.

Every amendment pursuant to Section 9.01 or 9.02 shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

SECTION 9.04.                                                       Effect of Consents.

An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Securityholder entitled to consent to it.

A consent to an amendment or waiver by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security that evidences the same debt as the consenting Holder’s Security.

Any Holder or subsequent Holder may revoke the consent as to his Security if the Trustee receives notice of the revocation before the amendment or waiver becomes effective.

The Company may fix a record date for the determination of Holders entitled to give a consent.  The record date shall not be less than 10 nor more than 60 days prior to the first written solicitation of Securityholders.

SECTION 9.05.                                                       Notation on or Exchange of Securities.

The Company or the Trustee may place an appropriate notation about an amendment or waiver on any Security thereafter authenticated.  The Company may issue in exchange for affected Securities new Securities that reflect the amendment or waiver.

SECTION 9.06.                                                       Trustee Protected.

The Trustee need not sign any supplemental indenture that adversely affects its rights.

ARTICLE 10 - MISCELLANEOUS

SECTION 10.01.                                                Trust Indenture Act.

The provisions of TIA §§ 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not expressly set forth herein.

If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 10.02.                                                Notices.

Any notice by one party to another is duly given if in writing and delivered in person, sent by facsimile transmission confirmed by mail or mailed by first-class mail to the other’s address shown below:

Company:                                          Southern California Water Company
630 East Foothill Boulevard
San Dimas, California  91773

Attention:  Chief Financial Officer

Trustee:                                                    Chemical Trust Company of California
300 S. Grand Ave., 2nd Floor
Los Angeles, California  90071

Attention:  Corporate Trust Department

A party by notice to the other parties may designate additional or different addresses for subsequent notices.

Any notice mailed to a Securityholder shall be mailed to his address shown on the register kept by the Transfer Agent.  Failure to mail a notice to a Securityholder or any defect in a notice mailed to a Securityholder shall not affect the sufficiency of the notice mailed to other Securityholders or the sufficiency of any published notice.

If a notice is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.

If in the Company’s opinion it is impractical to mail a notice required to be mailed or to publish a notice required to be published, the Company may give such substitute notice as the Trustee approves.  Failure to publish a notice as required or any defect in it shall not affect the sufficiency of any mailed notice.

All notices shall be in the English language, except that any published notice may be in an official language of the county of publication.

A “notice” includes any communication required by this Indenture.

SECTION 10.03.                                                Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall if so requested furnish to the Trustee:

(1)                                  an Officer’s Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)                                  an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with.

SECTION 10.04.                                                Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1)                                  a statement that the person making such certificate or opinion has read such covenant or condition;

(2)                                  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                                  as to each certificate, a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)                                  a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

SECTION 10.05.                                                Rules by Company and Agents.

The Company may make reasonable rules for action by or at a meeting of Securityholders.  An Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 10.06.                                                Legal Holidays.

A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions in California or New York are not required to be open.  If a payment date is a Legal Holiday at a place of payment, unless the Securities Resolution otherwise provides, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 10.07.                                                No Recourse Against Others.

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  Each Securityholder by accepting a Security waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Securities.

SECTION 10.08.                                                Counterparts.

This Indenture may be executed by the parties in counterparts, each of which shall be an original, but all of such counterparts shall together constitute one and the same instrument.

SECTION 10.09.                                                Governing Law.

The laws of the State of California shall govern this Indenture and the Securities, unless federal law governs.

SIGNATURES

SOUTHERN CALIFORNIA WATER COMPANY

By	/s/ James B. Gallagher
James B. Gallagher
Chief Financial Officer

CHEMICAL TRUST COMPANY OF CALIFORNIA

By	/s/ P. Oswald
Assistant Vice President

EXHIBIT A

A Form of Security

No.	$

SOUTHERN CALIFORNIA WATER COMPANY
(Title of Security)

Southern California Water Company
Promises to pay to

or registered assigns
the principal sum of	Dollars on

Interest Payment Dates:
Record Dates:

Dated:

CHEMICAL TRUST COMPANY OF CALIFORNIA	SOUTHERN CALIFORNIA WATER COMPANY
Transfer Agent and Paying Agent

by
President

Authenticated:
(SEAL)
CHEMICAL TRUST COMPANY OF CALIFORNIA	Attest:
Registrar, by	Secretary

Authorized Signature

SOUTHERN CALIFORNA WATER COMPANY

[Title of Security]

1.              Interest.(1)

Southern California Water Company (“Company”), a California corporation, promises to pay interest on the principal amount of this Security at the rate per annum shown above.  The Company will pay interest semiannually on                      and                      of each year commencing                     , 19      .  Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from                     , 19      .  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.              Method of Payment.(2)

The Company will pay interest on the Securities to the persons who are registered holders of Securities at the close of business on the record date for the next interest payment date, except as otherwise provided in the Indenture.  Holders must surrender Securities to a Paying Agent to collect principal payments.  The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.  The Company may pay principal and interest by check payable in such money. It may mail an interest check to a holder’s registered address.

3.              Securities Agents.

Initially, Chemical Trust Company of California, a California Corporation, will act as Paying Agent, Transfer Agent and Registrar.  The Company may change any Paying Agent, Transfer Agent or Registrar without notice.  The Company or any Affiliate may act in any such capacity.  Subject to certain conditions, the Company may change the Trustee.

4.              Indenture.

The Company issued the securities of this series (“Securities”) under an Indenture dated as of September 1, 1993 (“Indenture”) between the Company and Chemical Trust Company of California (“Trustee”).  The terms of the Securities include those stated in the Indenture and in the Securities Resolution or supplemental indenture creating the Securities and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb).  Securityholders are referred to the Indenture, the Securities Resolution or supplemental indenture and such Act for a statement of such terms.

5.              Optional Redemption.(3)

On or after                     , the Company may redeem all the Securities at any time or some of them from time to time at the following redemption prices (expressed percentages of principal amount), plus accrued interest to the redemption date.

If redeemed during the 12-month period beginning,

Year                                                                        Percentage                                                                                     Year                                                                                                                        Percentage

and thereafter at 100%.

6.              Additional Optional Redemption.(6)

In addition to redemptions pursuant to the above paragraph(s), the Company may redeem not more than $           principal amount of Securities on            and on each                 thereafter through                         at a redemption price of 100% of principal amount, plus accrued interest to the redemption date.

7.              Notice of Redemption.(7)

Notice of redemption will be mailed at least 20 days but not more than 60 days before the redemption date to each holder of Securities to be redeemed at his registered address.

8.              Denominations, Transfer, Exchange.

The Securities are in registered form without coupons in denominations of $1,000(8) and whole multiples of $1,000.   The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture.  The Transfer Agent may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or the Indenture.  The Transfer Agent need not exchange or register the transfer of any Security or portion of a Security selected for redemption.  Also, it need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed.

9.              Persons Deemed Owners.

The Registered holder of a Security may be treated as its owner for all purposes.

10.       Amendments and Waivers.

Subject to certain exceptions, the Indenture or the Securities may be amended with the consent of the holders of a majority in principal amount of the securities of all series affected by the amendment.(9)  Subject to certain exceptions, a default on a series may be waived with consent of the holders of a majority in principal amount of the series.

Without the consent of any Securityholder, the Indenture or the Securities may be amended, among other things, to cure any ambiguity, omission, defect or inconsistency; to provide for assumption of Company obligations to Securityholders; or to make any change that does not materially adversely affect the rights of any Securityholder.

11.       Absence of Restrictive Covenants.(10)

The Securities are unsecured general obligations of the Company limited to $                     principal amount.  The Indenture does not limit other unsecured debt.

12.       Successors.

When a successor assumes all the obligations of the Company under the Securities and the Indenture, the Company will be released from those obligations.

13.       Defeasance Prior to Redemption or Maturity.(11)

Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity.  U.S. Government Obligations are securities backed by the full faith and credit of the United States of America or certificates representing an ownership interest in such Obligations.

14.       Defaults and Remedies.

An event of Default(12) includes:  default for 60 days in payment of interest on the Securities; default for three business days in payment of principal on the Securities; default for three business days in the payment of sinking fund obligation; default by the Company for a specified period after notice to it in the performance of any of its other agreements applicable to the Securities; certain events of bankruptcy or insolvency; and any other Event of Default provided for in the series.  If an Event of Default occurs and is continuing, the Trustee or the holders of at least 33-1/3% in principal amount of the Securities may declare the principal(13) of all the Securities to be due and payable immediately.

Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture.  The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities.  Subject to certain limitations, holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests.  The Company must furnish an annual compliance certificate to the Trustee.

15.       Trustee Dealings with Company.

Chemical Trust Company of California, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with those persons, as if it were not Trustee.

16.       No Recourse Against Others.

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  Each Securityholder by accepting a Security waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Securities.

17.       Authentication.

This Security shall not be valid until authenticated by a manual signature of the Registrar.

18.       Abbreviations.

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture and the Securities Resolution, which contains the text of this Security in larger type.  Requests may be made to:  Secretary, Southern California Water Company, 630 East Foothill Boulevard, San Dimas, California 91773.

NOTES TO EXHIBIT A

(1)                                  If the Security is not to bear interest at a fixed rate per annum, insert a description of the manner in which the rate of interest is to be determined.  If the Security is not to bear interest prior to maturity, so state.

(2)                                  If the method of payment is different, insert a statement thereof.

(3)                                  If applicable.

(4)                                  If applicable.

(5)                                  If the Security is a Discounted Security, insert amount to be redeemed or method of calculating such amount.

(6)                                  If applicable.

(7)                                  If applicable.

(8)                                  If applicable.  Insert additional or different denominations.

(9)                                  If different terms apply, insert a brief summary thereof.

(10)                            If applicable.  If covenants apply, insert a brief summary thereof.

(11)                            If applicable.  If different defeasance terms apply, insert a brief summary thereof.

(12)                            If additional or different Events of Default apply, insert a brief summary thereof.

(13)                            If the Security is a Discounted Security, set forth the amount due and payable upon an Event of Default.

Note:  U.S. tax law may require certain legends on Discounted Securities.

EXHIBIT B

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

:	:

:	:
(Insert assignee’s soc. sec. or tax I.D. no.)

                                                                                            (Print or type assignee’s name, address and zip code)

and irrevocably appoint

agent to transfer this Security on the books of the Company.

The agent may substitute another to act for him.

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Security)

FIRST SUPPLEMENTAL INDENTURE

This FIRST SUPPLEMENTAL INDENTURE, is dated as of December 10, 2008 (this “Supplemental Indenture”) between Golden State Water Company (formerly known as  Southern California Water Company), a corporation duly organized and existing under the laws of the State of California (hereinafter called the “Company”), and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A., as successor to JPMorgan Chase Bank, National Association (formerly known as Chemical Trust Company of California, then Chase Manhattan Bank and Trust Company, National Association, and then J.P. Morgan Trust Company, National Association), as Trustee (hereinafter called the “Trustee”).

RECITALS

WHEREAS, the Company and the Trustee have executed and delivered an Indenture dated as of September 1, 1993 (the “Original Indenture”) providing, among other things, for the issuance from time to time by the Company of its debt securities in one or more series as provided in the Original Indenture;

WHEREAS, the Original Indenture permits the Company and the Trustee to amend the Original Indenture to make any change that does not materially affect the rights of any Securityholder or the Securities without the consent of the Securityholders;

WHEREAS, the Company has duly authorized the execution and delivery of this Supplemental Indenture; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises, it is mutually covenanted and agreed as follows:

1.                                       Original Indenture Terms.  All terms used in this Supplemental Indenture which are defined in the Original Indenture shall have the meanings assigned to them in the Original Indenture.  Except as otherwise set forth in any supplemental indenture or Securities Resolution, all references in the Original Indenture to “this Indenture” (and indirect references such as “hereunder,” “hereby” and “herein”) shall be deemed to be references to the Original Indenture as amended by this Supplemental Indenture with respect to all Securities issued after December 1, 2008.

2.                                       Modification of Terms.  The Original Indenture is hereby amended as follows with respect to all Securities issued after December 1, 2008:

(a)                                  The definition of “Officer” in Section 1.01 of the Original Indenture is amended to read in its entirety as follows:

“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Operating Officer, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary, any Assistant Secretary, the Controller or any Assistant Controller of the Company.

(b)                                 The definition of “Opinion of Counsel” in Section 1.01 of the Original Indenture is amended to read in its entirety as follows:

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee.  The counsel may be an employee of or counsel to the Company.

(c)                                  Section 2.02 of the Original Indenture is amended by adding the following paragraph at the end of Section 2.02:

Prior to authenticating such Securities, the Trustee shall receive an Opinion of Counsel stating that:

(1)                                  The form and terms of such Securities have been established in conformity with the provisions of this Indenture;

(2)                                  Such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting creditors’ rights and by general principles of equity; and

(3)                                  All conditions precedent to the execution and delivery by the Company of such Securities have been complied with.

(d)                                 Section 4.06 of the Original Indenture is amended by adding the following paragraph at the end of Section 4.06:

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which, subject to Section 7.01(a), the Trustee is entitled to conclusively rely exclusively on Officers’ Certificates).

(e)                                  Section 7.01 of the Original Indenture is amended to read in its entirety as follows:

(a)                                  Except during the continuance of an Event of Default,

(1)                                  the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)                                  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(b)                                 In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(c)                                  No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)                                  This Subsection shall not be construed to limit the effect of Subsection (a) of this Section 7.01;

(2)                                  The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3)                                  The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series; and

(4)                                  No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.

(d)                                 The Trustee shall have the following additional rights:

(1)                                  The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person.  The Trustee need not investigate any fact or matter stated in the document.

(2)                                  Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Certificate or Opinion.

(3)                                  The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care, unless such Agent is affiliated with the Trustee.

(4)                                  The Trustee may refuse to perform any duty or exercise any right or power which it reasonably believes may expose it to any loss, liability or expense unless it receives indemnity satisfactory to it against such loss, liability or expense.

(5)                                  The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(6)                                  The Trustee shall have no duty with respect to a Default unless it has actual knowledge of the Default.

(7)                                  The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized and within its powers.

(8)                                  Any Agent shall have the same rights and be protected to the same extent as if it were Trustee.

(9)                                  The right of the Trustee to perform any discretionary act specified in or contemplated by this Indenture shall not be construed as a duty.

(10)                            Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a written order signed in the name of the Company by any Officer of the Company and delivered to the Trustee or by resolution duly adopted by the Board.

(11)                            The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

(12)                            In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(e)                                  Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01.

(f)                                    Section 7.06 of the Original Indenture is amended by adding the following paragraph at the end of Section 7.06:

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01(v) or Section 6.01(vi), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

(g)                                 Section 9.06 of the Original Indenture is amended by adding the following paragraph at the end of Section 9.06:

In executing any supplemental indenture, the Trustee will receive, and (subject to Section 9.01) will be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.

(h)                                 Section 10.02 of the Original Indenture is amended to read in its entirety as follows:

Any notice by one party to another is duly given if in writing and delivered in person, sent by facsimile or electronic transmission and confirmed by mail or mailed by first-class mail to the other’s address shown below:

Company:	Golden State Water Company
630 East Foothill Boulevard
San Dimas, California 91773
Attention: Chief Financial Officer

Trustee:	The Bank of New York Mellon Trust Company, N.A.
700 South Flower Street, Suite 500
Los Angeles, CA 90017
Attention: Corporate Trust Department

A party by notice to the other parties may designate additional or different addresses for subsequent notices.

Any notice mailed to a Securityholder shall be mailed to the address of the Securityholder shown on the register kept by the Transfer Agent.  Failure to mail a notice to a Securityholder or any defect in a notice mailed to a Securityholder shall not affect the sufficiency of the notice mailed to other Securityholders or the sufficiency of any published notice.

If a notice is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.

If in the Company’s opinion it is impractical to mail a notice required to be mailed or to publish a notice required to be published, the Company may give such substitute notice as the Trustee approves.  Failure to publish a notice as required or any defect in it shall not affect the sufficiency of any mailed notice.

All notices shall be in the English language, except that any published notice may be in an official language of the county of publication.

A “notice” includes any communication required by this Indenture.

3.                                       Continued Applicability.  Except as specifically amended, supplemented or deleted by this Supplemental Indenture, all provisions of the Original Indenture shall be applicable for all purposes with respect to the Securities issued after December 1, 2008, and the Original Indenture, as supplemented and amended hereby, is hereby ratified, confirmed and approved with respect to all Securities issued and to be issued thereunder.  The Original Indenture as supplemented and amended by this Supplemental Indenture shall be construed as one and the same instrument.

4.                                       Counterparts.  This Supplemental Indenture may be executed by the parties in counterparts, each of which shall be an original, but all of such counterparts shall together constitute one and the same instrument.

5.                                       Trustee Disclaimer.  The Trustee has not investigated any fact or matter stated in the Recitals.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

GOLDEN STATE WATER COMPANY

By:	/s/ FLOYD E. WICKS
Name: Floyd E. Wicks
Title: President and Chief Executive Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ TERESA PETTA
Name: Teresa Petta
Title: Vice President